NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0096 Dated October 6, 1995     Rule 424(b)(2)

(To Prospectus dated February 24, 1995 and            File number:  33-57533
Prospectus Supplement dated February 28, 1995)

Senior Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue


Principal Amount:                                    $  30,000,000.00
Issue Price:                           100.00000%    $  30,000,000.00
Commission or Discount:                  0.07100%    $      21,300.00
Proceeds to Company:                    99.92900%    $  29,978,700.00

Agent:                            Bear Stearns & Company, Inc., as Principal



Original Issue Date:              October 12, 1995

Stated Maturity Date:             October 12, 1999

Cusip #:                          63858R-CQ-2
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        LIBOR Telerate Page 3750

Index maturity:                   90 days
Spread:                           +17.0 bps

Initial Interest Rate:            6.1075%


Interest Reset Period:            Quarterly, commencing 1/12/96


Interest Reset Dates:             12th of January, April, July and
                                  October

Interest Determination Date:      2nd London Banking Day preceding
                                  Interest Reset Date

Interest Payment Dates:           12th of January, April, July and
                                  October

May the Notes be redeemed by the company prior to maturity?       No

May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No